UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2016

American Science and Engineering, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-6549	04-2240991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

(978) 262-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 20, 2016, American Science and Engineering, Inc. (“AS&E”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the OSI Systems, Inc. (“OSI”), Apple Merger Sub, Inc., a newly formed and wholly owned subsidiary of OSI (“Merger Sub”), and AS&E, providing for the merger of Merger Sub with and into AS&E (the “Merger”), with AS&E surviving the Merger as a wholly owned subsidiary of OSI. This Current Report on Form 8-K is being filed in connection with the completion on September 9, 2016 (the “Closing Date”) of the transactions contemplated by the Merger Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the Merger, immediately prior to the effective time of the Merger (the “Effective Time”), the Rights Agreement, dated as of April 17, 2008, as amended, between AS&E and American Stock Transfer and Trust Company, LLC, as rights agent, expired in accordance with its terms.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, OSI acquired AS&E by way of a merger of Merger Sub with and into AS&E, with AS&E surviving the Merger as a wholly owned subsidiary of OSI. Pursuant to the Merger Agreement, and on the terms and subject to the conditions therein, at the Effective Time, each share of common stock of AS&E, par value $0.66 2/3 per share (“AS&E Common Stock”), issued and outstanding immediately prior to the Effective Time, was automatically converted into the right to receive $37.00 in cash, without interest (the “Merger Consideration”), excluding shares owned by OSI or any subsidiary of OSI or AS&E.  The aggregate consideration paid by OSI in the Merger was approximately $269 million, excluding related transaction fees and expenses.  OSI funded the payment of the aggregate consideration through proceeds from its revolving credit facility.

Effective as of immediately prior to the Effective Time, each option to purchase shares of AS&E Common Stock vested in full (to the extent unvested) and was automatically cancelled and converted into the right to receive the excess, if any, of the Merger Consideration over the exercise price per share of such option. No such options had an exercise price less than the Merger Consideration.  Each AS&E restricted stock award vested in full (to the extent unvested) and was automatically cancelled and converted into the right to receive the Merger Consideration.  Each AS&E restricted cash award was assumed by OSI, and each AS&E restricted stock unit award was assumed by OSI and converted into a new award of restricted stock units covering shares of OSI’s common stock equal to the product of (i) the total number of shares of AS&E Common Stock then underlying such restricted stock unit award multiplied by (ii) the quotient obtained by dividing (x) the Merger Consideration by (y) the average closing sales price for a share of OSI’s common stock on The Nasdaq Global Select Market (“Nasdaq”) for the 10 consecutive trading days ending with, and including, the trading day that was two trading days prior to the Closing Date.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by AS&E with the Securities and Exchange Commission (the “SEC”) on June 21, 2016 and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, AS&E notified Nasdaq on the Closing Date of the consummation of the Merger. Trading in the AS&E Common Stock was suspended as of the close of trading on the Closing Date.  AS&E also requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the AS&E Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  AS&E intends to file with the SEC a Form 15 requesting the deregistration of the AS&E Common Stock under Section 12(g) of the Exchange Act and the suspension of AS&E’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.02, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of the directors of AS&E (Charles P. Dougherty, Hamilton W. Helmer, Don R. Kania, John P. Sanders, Robert N. Shaddock, Mark S. Thompson and Jennifer L. Vogel) ceased to be directors of AS&E, and the directors of Merger Sub immediately prior to the Effective Time (Deepak Chopra, Alan Edrick and Victor Sze) became the directors of AS&E (as the surviving corporation).

At the Effective Time, Diane J. Basile resigned as Treasurer of AS&E and Michael J. Muscatello resigned as Secretary of AS&E.  Ms. Basile continues to serve as Senior Vice President and Chief Financial Officer of AS&E (as the surviving corporation) and Mr. Muscatello continues to serve as Vice President and General Counsel of AS&E (as the surviving corporation).  The other officers of AS&E immediately prior to the Effective Time continue to serve as the officers of AS&E (as the surviving corporation).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, (x) the articles of organization of AS&E, as in effect immediately prior to the Effective Time, were amended, and such articles of organization, as amended, became the articles of organization of AS&E (as the surviving corporation), and (y) the by-laws of AS&E, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and such amended and restated by-laws became the by-laws of AS&E (as the surviving corporation).  A copy of the amendments to the articles of organization and a copy of the amended and restated by-laws of AS&E (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2016	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Michael J. Muscatello
Michael J. Muscatello
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of June 20, 2016, between American Science and Engineering, Inc., OSI Systems, Inc., and Apple Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 21, 2016).*

3.1	Amendments to Articles of Organization of American Science and Engineering, Inc.

3.2	Amended and Restated By-laws of American Science and Engineering, Inc.

*      Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and AS&E agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.